Exhibit 28.2

CW No. 2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


               EXERCISABLE ON OR BEFORE, AND VOID AFTER 5:00 P.M.
                         MINNEAPOLIS TIME, MARCH 1, 2009

                               WARRANT TO PURCHASE
                          5,000 SHARES OF COMMON STOCK

                                       OF

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                           THIS CERTIFIES THAT, in consideration of certain good
                  and valuable consideration, Marvin Goldstein, or permitted assigns (the "Holder"), is entitled to subscribe for and purchase from Appliance Recycling Centers of America, Inc., a Minnesota corporation (the "Company"), at any time, or from time to time, from September 1, 1999 and on or before 5:00 p.m. Minneapolis time, March 1, 2009, Five Thousand (5,000) fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, no par value per share (the "Common Stock"), at an exercise price per share of $0.625 (the "Warrant Exercise Price"), subject to adjustment as hereinafter indicated.

         This Warrant is subject to the following provisions, terms, and conditions:

1. Exercise and Transferability.

         (a) Subject to subsection 1(c), the rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to fewer than 100 shares of Common Stock), by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed) at the principal office of the Company and upon payment to it by cash or certified or cashier's check of the Warrant Exercise Price for the number of Warrant Shares being purchased.

         (b) This Warrant may not be transferred, except by will, pursuant to the operation of law, or in compliance with the provisions of Section 10 hereof.


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         (c)      The shares of Common Stock to be issued upon exercise of the
                  Warrant may not be issued absent registration under the 1933 Act, and applicable state securities laws, or the availability of an exemption from registration. There can be no assurance that any such exemption will be available to the Company at the time of exercise.

2. Additional Right to Convert Warrant.

                  (a) The Holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time after it is exercisable, but prior to its expiration, into shares of Common Stock as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) shares of the Company's Common Stock in a number equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price at the time the Conversion Right is exercised from the aggregate Market Price (defined below) of the shares of Common Stock issuable upon exercise of the Warrant on the day immediately prior to the exercise of the Conversion Right by (y) the Market Price of one share of Common Stock on the day immediately prior to the exercise of the Conversion Right.

                  (b) The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to its expiration, on any business day by specifying in the notice of exercise (i) the total number of shares of Common Stock the Holder will purchase, and (ii) the number of shares of Common Stock that are to be acquired pursuant to the Conversion Right and not for cash.

                  (c) Upon receipt of the notice of exercise, the Company will promptly deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, and the Company will deliver to the Holder a new warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

                  (d) Market Price of a share of Common Stock as of a particular date (the "Determination Date") shall mean the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations Systems (NASDAQ), or if not listed on a national securities exchange or quoted in NASDAQ, the average of the last reported closing bid and asked prices as reported by the National Quotations Bureau from quotations by market makers in such Common Stock on the OTC Bulletin Board or the local over-the-counter market or, if not listed on a national securities exchange or quoted on NASDAQ or quoted on the OTC Bulletin Board or by local market makers, the fair market value as determined in good faith by the Company's Board of Directors.


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         3. Issuance of the Warrant Shares. The Company agrees that the Warrant
Shares purchased hereby shall be and are deemed to be issued to the record holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Subject to the provisions of the next succeeding Section, certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof by the transfer agent within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of Common Stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of Section 10 hereof, to the extent that such provisions and limitations are applicable.

         4. Covenants of the Company. The Company covenants and agrees that the Warrant Shares issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issuance thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock, if any, is at all times equal to, or less than, the then effective Warrant Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance upon exercise of the rights evidenced by this Warrant a sufficient number of shares of its Common Stock to provide for the exercise of such rights.

         5. Antidilution Adjustments. The provisions in this Warrant relating to the number of Warrant Shares and the Warrant Exercise Price are subject to adjustment as hereinafter provided.

                           (a) If, at any time prior to exercise of this
                  Warrant, the Company shall declare a dividend or make any other distribution upon the Common Stock of the Company payable in shares of Common Stock or other securities, upon exercise of this Warrant, the Holder shall be entitled to receive, for each share of Common Stock purchased pursuant to such Warrant (and in addition to such shares purchased), the number of shares of Common Stock or other securities, as the case may be, issued per share of Common Stock in payment of such dividend or distribution.

                           (b) In case at any time the Company shall subdivide
                  its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant


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                  immediately prior to such combination shall be proportionately reduced. Except as provided in this Subsection 5(b), no adjustment in the Warrant Shares so purchasable shall be made pursuant to this Section 5 as a result of, or by reason of, any such subdivision or combination.

                           (c) Except as hereinafter provided, no adjustment of
                  the Warrant Exercise Price hereunder shall be made if such adjustment results in a change in the Warrant Exercise Price then in effect of less than five cents ($.05). Any adjustment of less than five cents ($.05) of any Warrant Exercise Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to five cents ($.05) or more. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Warrant Exercise Price up to and including any date upon which this Warrant is exercised.

                           (d) Upon the occurrence of each adjustment of the
                  Warrant Exercise Price pursuant to this Section 5, the Company shall promptly compute such adjustment in accordance with the terms hereof and furnish to the registered holder a notice (at the address of the holder or the transfer books of the Company) setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of the registered holder, furnish or cause to be furnished to the registered holder a certificate setting forth (a) all such adjustments theretofore made, and (b) the Warrant Exercise Price at the time in effect.

         6. Consolidation, Merger, or Sale of Assets. In the case of any consolidation or merger of the Company with another corporation, the sale of all or substantially all of its assets to another person, or any reorganization or reclassification of the capital stock of the Company (except a stock split or combination, provision for which is made in Section 5 hereof), as a condition of such consolidation, merger, sale, reorganization, or reclassification, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore purchasable hereunder, such shares of stock, securities, or assets as may (by virtue of such consolidation, merger, sale, reorganization, or reclassification) be issued or payable with respect to, or in exchange for, a number of outstanding shares of the Company's Common Stock equal to the number of Warrant Shares immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale unless, prior to, or simultaneously with, the consummation thereof, any successor person or persons purchasing such assets or succeeding or resulting from such consolidation, merger, reorganization, or reclassification shall assume by written instrument, executed and mailed or delivered to the Holder, the obligation to deliver to


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such Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         7. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the Market Price (as defined in Section 2 hereof) of such fractional share, less (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

         8. Common Stock. As used herein, the term "Common Stock" shall mean and include the Company's currently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company into which such shares shall be converted.

         9. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

         10. Restrictions on Transfer of the Warrant and the Warrant Shares.

                                    (a) The Holder of this Warrant, by
                           acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or any Warrant Shares of the Holder's intention to do so, describing briefly the manner of any proposed transfer. Upon receiving such written notice, the Company shall present copies thereof to the Company's counsel, and if in the reasonable opinion of such counsel the proposed transfer does not comply with federal and state securities laws and may not be effected without registration or qualification (under any federal or state law), the Company shall notify the Holder of such opinion.

                  If, in the opinion of Company's counsel referred to in this
         Section 10, the proposed transfer of the Warrant or any Warrant Shares described in the written notice given pursuant to this Section 10 may not be effected without registration or qualification under federal or state securities laws, the Company shall give notice thereof to the Holder hereof, and the Holder will limit his activities in respect to such as, in the opinion of such counsel, are permitted by law.

                                    (b) The following legend respecting
                           restrictions upon the transfer of the Warrant Shares shall be endorsed on all certificates for the Warrant
                           Shares:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), NOR ANY APPLICABLE STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED


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                  FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF
                  WITHIN THE MEANING OF THE 1933 ACT AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF SUCH SECURITIES HAS AGREED NOT TO EFFECT A DISPOSITION OF SUCH SECURITIES UNLESS
                  OR UNTIL: (1) A REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES HAS BECOME EFFECTIVE UNDER THE 1933 ACT, (2) THE COMPANY HAS RECEIVED EVIDENCE SATISFACTORY TO IT THAT THE SALE OF SUCH SECURITIES WILL BE MADE IN COMPLIANCE WITH RULE 144 AND THE APPLICABLE STATE SECURITIES LAWS, OR (3) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                           In addition, the Company's transfer agent shall place
                  a stop order on the Company's transfer books with regard to the Warrant and the Warrant Shares, as provided in this
                  Section 10.

         11. Replacement of Warrant. The Company agrees with the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon receipt of any unsecured indemnity agreement from the Holder reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such mutilated Warrant, the Company will make and deliver a new Warrant of like tenure, in lieu of the lost, stolen, destroyed or mutilated Warrant.

         12. Termination of Warrant. If the initial Holder, Marvin Goldstein, ceases to be a director of the Company or one of its subsidiaries or affiliates for any reason prior to September 1, 1999, the date on which this Warrant becomes exercisable, this Warrant shall terminate and expire as of the date such directorship ceases.


         IN WITNESS WHEREOF, Appliance Recycling Centers of America, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of March 5, 1999.



                              APPLIANCE RECYCLING CENTERS OF AMERICA, INC.


                              By/s/ Edward R. Cameron
                                    --------------------------------------------
                                    Edward R. Cameron
                                    Chief Executive Officer


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                                  EXERCISE FORM
            (To be signed by registered holder to exercise Warrants)

         The undersigned elects to exercise the attached Warrant [SELECT ONE]:

________ for cash

________ pursuant to the cashless Conversion Right contained in Section 2.

         The undersigned hereby irrevocably elects to exercise the rights represented by the attached Warrant to purchase _____________________________ of the shares of Common Stock of APPLIANCE RECYCLING CENTERS OF AMERICA, INC. issuable upon the exercise of the Warrants represented thereby, and requests that certificates for such shares (together with a new Warrant representing the number of Warrants, if any, that are not exercised) shall be issued in the name of:

                  Name (please print):

_________________________________________________________


                  Address:

_________________________________________________________

_________________________________________________________


                  Social security or
                  other identifying number:

_____________________________________


Dated: _________________, _____



_________________________________________________________
                  Signature*

* The signature on the Exercise Form must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.


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                                 ASSIGNMENT FORM
            (To be signed only upon authorized transfer of Warrants)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

________________________________________________ the right to purchase the securities of APPLIANCE RECYCLING CENTERS OF AMERICA, INC. to which the within

Warrant relates and appoints ________________________________, attorney-in-fact,

to transfer said right on the books of APPLIANCE RECYCLING CENTERS OF AMERICA,

INC. with full power of substitution in the premises.


Dated:_________________, ______



                                        ________________________________________
                                                       Signature

                            Address:

                                        ________________________________________


                                        ________________________________________


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